Filed pursuant to Rule 424(b)(5)

Registration No. 333-275728

PROSPECTUS SUPPLEMENT

(To prospectus dated December 6, 2023)

400,000 American Depositary Shares

Each Representing Eight Common Shares

Warrants to Purchase up to 300,000 American Depositary Shares

Each Representing Eight Common Shares

Up to 300,000 American Depositary Shares underlying such Warrants

Eco Wave Power Global AB (publ)

We are offering to an investor, or the Investor, in a registered direct offering 400,000 American Depositary Shares, or ADSs. Each ADS represents eight of our common shares, no par value, or Common Shares. We are also offering to the Investor warrants to purchase up to 300,000 ADSs, or the Warrants. We are offering the ADSs and Warrants to the Investor through this prospectus supplement and accompanying prospectus. The Warrants have an exercise price of $12.00 per ADS (or SEK 116.76 per ADS), are immediately exercisable upon issuance and will expire on the third anniversary of the original issuance date. This prospectus supplement and the accompanying prospectus also relate to the issuance of ADSs upon the exercise of the Warrants sold in this offering.

The purchase price per ADS and each accompanying Warrant is $10.00.

The ADSs are listed on the Nasdaq Capital Market under the symbol “WAVE.” On June 24, 2026, the last reported sale price of the ADSs on the Nasdaq Capital Market was $9.02 per ADS.

The aggregate market value of our ADSs held by non-affiliates as of June 5, 2026 was approximately $9,671,853.62, which was calculated based on 5,839,664 ADSs outstanding held by non-affiliates and at a price of $9.91 per ADS as reported on the Nasdaq Capital Market on June 5, 2026 (the highest closing sale price within the sixty days prior to the date of this filing). Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell our ADSs in a public primary offering with a value exceeding one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not offered any securities pursuant to General Instruction I.B.5. of Form F-3 during the 12-calendar month calendar period that ends on, and includes, the date of this prospectus supplement.

There is no established public trading market for the Warrants, and we do not expect a market to develop. Without an active trading market, the liquidity of the Warrants will be limited. In addition, we do not intend to apply for a listing of the Warrants on any national securities exchange or other nationally recognized trading system.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 and have elected to comply with certain reduced public company reporting requirements.

Investing in our securities involves risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission, or the SEC, nor any state or other foreign securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We have retained Maxim Group LLC to act as our sole placement agent in connection with the offering. The placement agent has agreed to use its “reasonable best efforts” to sell the securities offered by this prospectus supplement and the accompanying prospectus. We have agreed to pay the placement agent fees, in respect of ADSs and Warrants placed by the placement agent, set forth in the table below, which assumes that we sell all of the securities we are offering.

	Per ADS and Accompanying Warrant	Total
Offering price	$10.00	$4,000,000.00
Placement agent’s fees(1)	$0.60	$240,000.00
Proceeds, before expenses, to us	$9.40	$3,760,000.00

(1)	Represents a 6.0% cash fee we have agreed to pay the placement agent. We have also agreed to pay the placement agent an expense reimbursement. See “Plan of Distribution” on page S-16 of this prospectus supplement for more information regarding the placement agent’s compensation.

Delivery of the securities is expected to be made on or about June 26, 2026, subject to customary closing conditions.

Sole Placement Agent

MAXIM GROUP LLC

The date of this prospectus supplement is June 25, 2026

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

A registration statement on Form F-3 (File No. 333-275728) utilizing a shelf registration process relating to the securities described in this prospectus supplement was declared effective on December 6, 2023. Under that shelf registration statement, of which this prospectus supplement is a part, we may, from time to time, sell up to an aggregate of $50,000,000 of Common Shares represented by ADSs, warrants, or units comprising a combination of ADSs and warrants in one or more offerings. We sometimes refer to the ADSs, warrants, and units as the “securities” throughout this prospectus.

This document contains two parts. The first part is this prospectus supplement, which describes the terms of this offering of the ADSs, and also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated herein and therein by reference. The second part is the accompanying prospectus, which gives more general information about us, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated herein or therein by reference, the information in this prospectus supplement will control; provided, that if any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. In addition, this prospectus supplement and the accompanying prospectus do not contain all of the information provided in the registration statements that were filed with the SEC that contains the accompanying prospectus (including the exhibits to the registration statements). For further information about us, you should refer to the registration statement, which you can obtain from the SEC as described elsewhere in this prospectus supplement under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” You may obtain a copy of this prospectus supplement, the accompanying prospectus and any of the documents incorporated by reference without charge by requesting it from us in writing or by telephone at the following address or telephone number: Eco Wave Power Global AB (publ), 52 Derech Menachem Begin St., Tel Aviv-Yafo, Israel 6713701. Attention: Aharon Yehuda, Chief Financial Officer, telephone number: +972-3-509-4017.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and the placement agent has not, authorized anyone to provide you with information that is different. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, and you must not rely upon any information or representation not contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful. We are offering to sell, and seeking offers to buy, our securities offered hereby only in jurisdictions where offers and sales are permitted. You should not assume that the information we have included in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus, respectively, or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, references to the terms “the Company,” “we,” “us,” “our” and similar terms, refer to Eco Wave Power Global AB (publ) and its subsidiaries, unless we state or the context implies otherwise.

All references to “dollars” or “$” are to United States dollars, the lawful currency of the United States.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section, starting on page S-3 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the financial statements and notes thereto and the other information incorporated by reference herein and therein, before making an investment decision.

Overview

We are a wave energy company primarily engaged in the development of a smart and cost-efficient wave energy conversion, or WEC, technology that converts ocean and sea waves into clean electricity. Our corporate mission is to revolutionize energy production with our proprietary wave technology, and to become a leader in the renewable energy industry, which, according to an analysis by Frost & Sullivan, is expected to see $3.4 trillion in new investment in the next decade. Our WEC technology is implemented onshore or nearshore, as opposed to offshore systems, and draws energy from incoming waves by converting the rising and falling motion of the waves into a clean energy generation process.

In addition to our WEC technology, we are also building out a pipeline of ancillary technology services that we may provide to our customers and other parties, such as other companies and research institutions. These services currently include feasibility studies for potential clients of our WEC technology. We are also developing a smart Wave Power Verification, or WPV, software, intended to provide real-time production verification that is expected to allow preventative-predictive and corrective measures to be taken. We believe that by providing these complementary services, we will be better positioned to be a leader of the wave energy industry.

We are a company incorporated in Sweden in 2019. Our ADSs are currently traded in the United States on Nasdaq under the symbol “WAVE”.

Company Information

Our registered office and principal place of business is located at Eco Wave Power Global AB (publ), 52 Derech Menachem Begin St., Tel Aviv-Yafo, Israel 6713701. Our telephone number in Israel is +972-3-509-4017. Our website address is at https://www.ecowavepower.com. The information contained on our website or available through our website is not incorporated by reference into and should not be considered a part of this prospectus supplement.

THE OFFERING

ADSs offered by us	400,000 ADSs representing 3,200,000 Common Shares.

Warrants	We are also offering to the Investor Warrants to purchase up to 300,000 of our ADSs. The Warrants have an exercise price of $12.00 per ADS (or SEK 116.76 per ADS), are immediately exercisable upon issuance and will expire on the third anniversary of the original issuance date. This offering also relates to the ADSs issuable upon exercise of any Warrants sold in this offering.

Common Shares and ADSs outstanding prior to the offering	46,717,308 Common Shares and 5,839,664 ADSs, respectively.

Common Shares and ADSs to be outstanding after this offering	49,917,308 Common Shares and 6,239,664 ADSs, respectively (assuming no Warrants issued in this offering are exercised).

The ADSs

Each ADS represents eight of our Common Shares. The ADSs may be evidenced by American Depositary Receipts. The depositary will hold in custody the Common Shares underlying the ADSs and you will have the rights of an ADS holder as provided in the deposit agreement among us, the depositary and the owners and holders of ADSs from time to time.

To better understand the terms of the ADSs, you should carefully read the section in the accompanying prospectus entitled “Description of the American Depositary Shares.” We also encourage you to read the deposit agreement referred to above, which is incorporated by reference as an exhibit to the registration statements that includes the accompanying prospectus.

Offering price per ADS	The offering price is $10.00 per ADS and an accompanying Warrant.

Use of proceeds	We intend to use the net proceeds from the sale of securities under this prospectus to advance our global expansion and further develop our position as the energy layer for AI infrastructure. See “Use of Proceeds” on page S-9 of this prospectus supplement.

Depositary for the ADSs Reasonable best efforts

The Bank of New York Mellon.

We have agreed to issue and sell the securities offered hereby to the purchaser through the placement agent, and the placement agent has agreed to offer and sell such securities on a “reasonable best efforts” basis. The placement agent is not required to buy or sell any specific number or dollar amount of the securities offered hereby but will use its reasonable best efforts to sell such securities. See “Plan of Distribution” on page S-16 of this prospectus supplement.

Risk factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the risks you should carefully consider before deciding to invest in the securities offered in this offering.

Nasdaq Capital Market symbol for the ADSs

The ADSs are listed on the Nasdaq Capital Market under the symbol “WAVE.” There is no established trading market for the Warrants and we do not expect a market to develop. In addition, we do not intend to list the Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Warrants will be limited.

Unless otherwise stated, all information in this prospectus supplement is based on 46,717,308 Common Shares (including Common Shares represented by ADSs) outstanding as of June 24, 2026. Except as otherwise indicated, the information in this prospectus assumes no exercise of the Warrants.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in this prospectus supplement and in any related free writing prospectus that we may authorize to be provided to you or in any report incorporated by reference into this prospectus supplement, including our annual report on Form 20-F for the year ended December 31, 2025, or any Report of Foreign Private Issuer on Form 6-K that is incorporated by reference into this prospectus supplement. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

Risks Related to this Offering

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We intend to use the net proceeds of this offering to advance our global expansion and further develop our position as the energy layer for AI infrastructure. Our management will have flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways with which you would agree. It is possible that the net proceeds will be invested in a way that does not yield us a favorable, or any, return. The failure of our management to use the net proceeds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

If you purchase our ADSs or Warrants in this offering, you will incur immediate and substantial dilution in the book value of our Common Shares. You will experience further dilution in connection with future securities issuances.

The Investor purchasing ADSs and Warrants in this offering will pay a price per Common Share or ADS that substantially exceeds the as adjusted book value per Common Share of our tangible assets as of December 31, 2025, after subtracting our liabilities. As a result, the Investor purchasing ADSs or Warrants in this offering will incur immediate dilution of $1.08 per Common Share, based on the difference between the public offering price of $10.00 per ADS, and the as adjusted net tangible book value per Common Share of our outstanding Common Shares as of December 31, 2025.

For a further description of the dilution that you will experience immediately after this offering, see “Dilution.”

A substantial number of our Common Shares, underlying the offered ADSs, will be sold in this offering and we may sell or issue additional ADSs or Common Shares in the future, which could cause the price of the ADSs to decline.

Pursuant to this offering, we will sell 400,000 ADSs, and the underlying Common Shares represented thereby will equal approximately 6.8% of our outstanding Common Shares as of June 24, 2026. This sale and any future issuances or sales of a substantial number of ADSs or Common Shares in the public market or otherwise, or the perception that such issuances or sales may occur, could adversely affect the price of the ADSs. The future issuances of equity or equity-linked securities, may also result in dilution to the Investor.

We may need additional financing in the future. We may be unable to obtain additional financing or if we obtain financing it may not be on terms favorable to us. You may lose your entire investment.

Based on our current plans, we believe our existing cash and cash equivalents, along with cash generated from this offering, will be sufficient to fund our operating expense and capital requirements for at least 15 months from the date of this prospectus supplement, although there is no assurance of this and we may need additional funds in the future. If our capital resources are insufficient to meet future capital requirements, we will have to raise additional funds. We may be unable to obtain additional funds through financing activities, and if we obtain financing it may not be on terms favorable to us. If we are unable to obtain additional funds on terms favorable to us, we may be required to cease or reduce our operating activities. If we must cease or reduce our operating activities, you may lose your entire investment.

The market price of the ADSs may be highly volatile due to factors beyond our control.

The trading price of the ADSs is likely to be volatile. Since our ADSs began trading on Nasdaq on July 1, 2021, our ADSs traded as high as $30.00 per ADS and as low as $1.039 per ADS. The following factors, in addition to other risk factors described in this section, may have a significant impact on the market price of the ADSs:

●	technological innovations or commercial product introductions by us or competitors;

●	our ability to finish research and development projects or product development within the allotted or expected timeline;

●	regulation of renewable energy, and specifically, wave energy;

●	delays in entering into strategic relationships with respect to development or commercialization of our product candidates or entry into strategic relationships on terms that are not deemed to be favorable to us;

●	the loss of any of our key management personnel or members of our board of directors;

●	our ability to recruit and retain qualified regulatory, research and development personnel;

●	publication of research reports or comments by securities or industry analysts;

●	the results of our research and development efforts;

●	our capital needs and ability to obtain financing on terms favorable to us;

●	economic weakness, including inflation, or political instability in particular foreign economies and markets;

●	the granting or exercise of employee stock options (also known as warrants) or other equity awards;

●	the depth of the trading market in the ADSs;

●	business interruptions resulting from a local or worldwide pandemic, geopolitical actions, including war and terrorism, or natural disasters; and

●	changes in investors’ and securities analysts’ perception of the business risks and conditions of our business.

In addition, the stock market in general, and Nasdaq in particular, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of small companies. Broad market and industry factors may negatively affect the market price of the ADSs, regardless of our actual operating performance. Furthermore, the Russia-Ukraine and multi-front war that Israel faces have resulted in financial market volatility and uncertainty in the recent year. Further, a systemic decline in the financial markets and related factors beyond our control may cause the ADS price to decline rapidly and unexpectedly.

Investors in the ADSs may not receive the same distributions or dividends as those we make to the holders of our Common Shares, and, in some limited circumstances, you may not receive dividends or other distributions on our Common Shares and you may not receive any value for them, if it is illegal or impractical to make them available to you.

The depositary for the ADSs has agreed to pay to you the cash dividends or other distributions it or the custodian receives on Common Shares or other deposited securities underlying the ADSs, after deducting its fees and expenses. You will receive these distributions in proportion to the number of Common Shares your ADSs represent. However, the depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any holders of ADSs. For example, it would be unlawful to make a distribution to a holder of ADSs if it consists of securities that require registration under the Securities Act, but that are not properly registered or distributed under an applicable exemption from registration. In addition, conversion into U.S. dollars from foreign currency that was part of a dividend made in respect of deposited Common Shares may require the approval or license of, or a filing with, any government or agency thereof, which may be unobtainable. In these cases, the depositary may determine not to distribute such property and hold it as “deposited securities” or may seek to affect a substitute dividend or distribution, including net cash proceeds from the sale of the dividends that the depositary deems an equitable and practicable substitute. We have no obligation to register under U.S. securities laws any ADSs, Common Shares, rights or other securities received through such distributions. We also have no obligation to take any other action to permit the distribution of ADSs, Common Shares, rights or anything else to holders of ADSs. In addition, the depositary may withhold from such dividends or distributions its fees and an amount on account of taxes or other governmental charges to the extent the depositary believes it is required to make such withholding. This means that you may not receive the same distributions or dividends as those we make to the holders of our Common Shares, and, in some limited circumstances, you may not receive any value for such distributions or dividends if it is illegal or impractical for us to make them available to you. These restrictions may cause a material decline in the value of the ADSs.

We have not paid, and do not intend to pay in the foreseeable future, dividends on our share capital and, therefore, unless our traded securities appreciate in value, our investors may not benefit from holding our securities.

We have never declared or paid cash dividends on our share capital. We do not anticipate paying any cash dividends our share capital in the foreseeable future. Moreover, Swedish Law imposes certain restrictions on our ability to declare and pay dividends. Therefore, the success of an investment in the ADSs will depend upon any future appreciation in their value. There is no guarantee that the ADSs will appreciate in value or even maintain the price at which our investors have purchased their securities.

Holders of ADSs must act through the depositary to exercise their rights as shareholders of our company.

Holders of our ADSs do not have the same rights of our shareholders and may only exercise the voting rights with respect to the Common Shares in accordance with the provisions of the deposit agreement for the ADSs. When a shareholder meeting is convened, holders of our ADSs may not receive sufficient notice of a shareholders’ meeting to permit them to withdraw their Common Shares to allow them to cast their vote with respect to any specific matter. In addition, the depositary and its agents may not be able to send voting instructions to holders of our ADSs or carry out their voting instructions in a timely manner. We will make all reasonable efforts to cause the depositary to extend voting rights to holders of our ADSs in a timely manner, but we cannot assure holders that they will receive the voting materials in time to ensure that they can instruct the depositary to vote their ADSs. Furthermore, the depositary and its agents will not be responsible for any failure to carry out any instructions to vote, for the manner in which any vote is cast or for the effect of any such vote. As a result, holders of our ADSs may not be able to exercise their right to vote and they may lack recourse if their ADSs are not voted as they requested. In addition, in the capacity as a holder of ADSs, they will not be able to call a shareholders’ meeting.

ADSs holders may not be entitled to a jury trial with respect to claims arising under the deposit agreement, which could augur less favorable results to the plaintiff(s) in any such action.

The deposit agreement governing the ADSs representing our Common Shares provides that holders and beneficial owners of ADSs, including purchasers in secondary transactions, irrevocably waive the right to a trial by jury in any legal proceeding arising out of or relating to the deposit agreement or the ADSs, including claims under federal securities laws, against us or the depositary to the fullest extent permitted by applicable law. If this jury trial waiver provision is prohibited by applicable law, an action could nevertheless proceed under the terms of the deposit agreement with a jury trial. To our knowledge, the enforceability of a jury trial waiver under the federal securities laws has not been finally adjudicated by a federal court. However, we believe that a jury trial waiver provision is generally enforceable under the laws of the State of New York, which govern the deposit agreement, by a court of the State of New York or a federal court, which have non-exclusive jurisdiction over matters arising under the deposit agreement, applying such law. In determining whether to enforce a jury trial waiver provision, New York courts and federal courts will consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party has knowingly waived any right to trial by jury. We believe that this is the case with respect to the deposit agreement and the ADSs. In addition, New York courts will not enforce a jury trial waiver provision in order to bar a viable setoff or counterclaim sounding in fraud or one which is based upon a creditor’s negligence in failing to liquidate collateral upon a guarantor’s demand, or in the case of an intentional tort claim (as opposed to a contract dispute), none of which we believe are applicable in the case of the deposit agreement or the ADSs. No condition, stipulation or provision of the deposit agreement or ADSs serves as a waiver by any holder or beneficial owner of ADSs or by us or the depositary of compliance with any provision of the federal securities laws. If you or any other holder or beneficial owner of ADSs brings a claim against us or the depositary in connection with matters arising under the deposit agreement or the ADSs, you or such other holder or beneficial owner may not be entitled to a jury trial with respect to such claims, which may have the effect of limiting and discouraging lawsuits against us and/or the depositary. As a result of the terms of the deposit agreement, it may prove to be more costly for you to bring actions against us pursuant to such agreement. If a lawsuit is brought against us and/or the depositary under the deposit agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may augur different results than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in any such action, depending on, among other things, the nature of the claims, the judge or justice hearing such claims, and the venue of the hearing.

ADS holders may be subject to limitations on transfer of their ADSs.

ADSs are transferable on the books of the depositary. However, the depositary may close its transfer books at any time or from time to time when it deems expedient in connection with the performance of its duties. In addition, the depositary may refuse to deliver, transfer or register transfers of ADSs generally when our books or the books of the depositary are closed, or at any time if we or the depositary deems it advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement, or for any other reason in accordance with the terms of the deposit agreement.

There is no public market for the Warrants being offered in this offering.

There is no established public trading market for the Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any securities exchange or nationally recognized trading system. Without an active market, the liquidity of the Warrants will be limited.

Holders of our Warrants will have no rights as shareholders until they acquire our ADSs.

Until you acquire ADSs upon exercise of your Warrants, you will have no rights with respect to our ADSs issuable upon exercise of your Warrants. Upon exercise of your Warrants, you will be entitled to exercise the rights of a shareholder only as to matters for which the record date occurs after the exercise date.

The Warrants are speculative in nature.

The Warrants offered hereby do not confer any rights of Common Share ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire Common Shares at a fixed price. Specifically, commencing on the date of issuance, holders of Warrants may acquire the Common Shares issuable upon exercise of such Warrants at an exercise price of $12.00 per ADS (or SEK 116.76). Moreover, following this offering, the market value of the Warrants will be uncertain, and there can be no assurance that the market value of the Warrants will equal or exceed their public offering price.

This offering is being conducted on a “best efforts” basis.

The placement agent is offering the securities in this offering on a “best efforts” basis, and the placement agent is under no obligation to purchase any shares for its own account. The placement agent is not required to sell any specific number or dollar amount of securities in this offering but will use its reasonable best efforts to sell the securities offered under this prospectus supplement. As a “best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and certain information incorporated by reference in this prospectus supplement and the accompanying prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, and other securities laws. Forward-looking statements are often characterized by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “continue,” “believe,” “should,” “intend,” “project” or other similar words, but are not the only way these statements are identified.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition for future periods, statements relating to the research, development and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	our ability to successfully enter new markets, manage our international expansion and comply with any applicable laws and regulations;

●	the timing for the commercialization of our WEC technology, including the timing, cost, regulatory approvals or other aspects related thereto;

●	our ability to generate revenue from our WEC technology and ancillary services, such as feasibility studies or our WPV software;

●	our expectations regarding the supply of components and manufacturing of our products;

●	the ability of our WEC technology to generate commercial amounts of energy and its perceived benefits versus other solutions;

●	the successful development of the WPV software;

●	the implementation of solar panels into our WEC technology;

●	our estimates regarding anticipated expenses, capital requirements and our needs for additional financing;

●	our expectations with regards to the receipt of funds pursuant to existing and future grants;

●	our ability to compete with other companies in our industry;

●	the receipt of any government subsidies or feed-in-tariffs;

●	our research and development and growth strategies and marketing plans;

●	our ability to comply with environmental laws and to adapt to changes in laws, regulations or policies of governmental agencies or regulators relating to the utilization of our WEC technology;

●	the ability of our management team to lead the development and commercialization of our WEC technology;

●	our estimates of the size of our market opportunities;

●	issuance of patents to us by the U.S. PTO and other governmental patent agencies;

●	general market, political and economic conditions in the countries in which we operate including those related to recent unrest and actual or potential armed conflict in Israel and other parts of the Middle East, such as the multi-front war that Israel is facing; and

●	those risk factors included in this prospectus supplement and the factors referred to in our most recent Annual Report on Form 20-F in “Item 3. Key Information – D. Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects”, as well as our most recent Annual Report on Form 20-F generally, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

You are urged to carefully review and consider the various disclosures made throughout this prospectus supplement and the accompanying prospectus, including in the information incorporated by reference herein and therein, which are designed to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

You should not put undue reliance on any forward-looking statements. Any forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, the section of our most recent Annual Report on Form 20-F entitled “Item 4. Information on the Company,” which is incorporated by reference into this prospectus supplement and the accompanying prospectus, contains information obtained from independent industry and other sources that we believe to be reliable, but that we have not independently verified. Accordingly, you should not put undue reliance on this information.

USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of ADSs in this offering will be approximately $3.54 million, after deducting placement agent fees and offering expenses payable by us, and assuming no exercise of the Warrants.

We intend to use the net proceeds from the sale of securities under this prospectus to advance our global expansion and further develop our position as the energy layer for AI infrastructure. The timing and amount of our actual expenditures will be based on many factors, and we cannot specify with certainty all of the particular uses of the net proceeds from this offering. Our management will have flexibility in applying the net proceeds of this offering. We have no current commitments or binding agreements with respect to any material acquisition of or investment in any technologies, products or companies.

These estimates exclude the proceeds, if any, from the exercise of the Warrants issued in this offering. If all of the Warrants issued in this offering were to be exercised in cash at an exercise price of $12.00 per ADSs (or SEK 116.76), we would receive additional proceeds of approximately $3.6 million. We cannot predict when or if these Warrants will be exercised. It is possible that these Warrants may expire and may never be exercised.

OFFER AND LISTING DETAILS

The ADSs are listed on the Nasdaq Capital Market under the symbol “WAVE.” There is no established trading market for the Warrants and we do not expect a market to develop. In addition, we do not intend to list the Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Warrants will be limited.

On June 24, 2026, the last reported sale price of the ADSs on the Nasdaq Capital Market was $9.02 per ADS.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Common Shares and/or ADSs, and do not anticipate paying any cash dividends on the ADSs or our Common Shares in the foreseeable future. Payment of cash dividends, if any, in the future will be at the discretion of our shareholders, upon proposal by our board of directors, and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant.

Under Swedish law, the calculation of amounts available for distribution to shareholders, as dividends or otherwise, must be determined on the basis of our non-consolidated statutory accounts prepared in accordance with Swedish accounting rules.

Payment of dividends may be subject to Swedish withholding taxes.

CAPITALIZATION

The following table sets forth our total liabilities and shareholders’ equity as of December 31, 2025:

●	on an actual basis;

●	on an as adjusted basis to give effect to the sale of 400,000 ADSs in this offering at the public offering price of $10.00 per ADS and Warrants to purchase up to 300,000 ADSs (and assuming no exercise of the Warrants), after deducting placement agent fees and estimated offering expenses payable by us, as if such issuances had occurred as of December 31, 2025.

You should read this table in conjunction with our Audited Financial Statements as of December 31, 2025 and “Operating and Financial Review and Prospects” included in Item 5. of our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on March 12, 2026 and incorporated by reference herein.

	As of December 31, 2025
(U.S. dollars in thousands) (Unaudited)	Actual	As Adjusted

Cash and cash equivalents	$6,022	$9,562
Total liabilities	$2,649	$2,649
Shareholders’ equity:
Common Shares, no par value; Issued and outstanding: 46,717,308 Common Shares as of December 31, 2025
Share Capital	$102	$116
Share premium	$25,882	$29,408
Treasury shares	(77)	(77)
Foreign currency translation reserve	$(1,466)	$(1,466)
Accumulated deficit	$(18,768)	$(18,768)
Capital and reserves attributable to parent company shareholders	$5,673	$9,213
Non-controlling interest	$(186)	$(186)
Total equity	$5,487	$9,027
Total capitalization	$8,136	$11,676

Unless otherwise stated, all information in this prospectus supplement is based on 46,717,308 Common Shares (including Common Shares represented by ADSs) outstanding as of December 31, 2025.

DILUTION

If you invest in our ADSs, you will experience immediate and substantial dilution to the extent of the difference between the public offering price of the ADSs and the as adjusted net tangible book value per share of the ADSs immediately after the offering. As of December 31, 2025, we had net tangible book value of $4.949 million, representing a net tangible book value of $0.106 per Common Share or $0.847 per ADS, based on the ratio of eight Common Shares to each ADS. Net tangible book value represents the amount of our total tangible assets minus total liabilities, net of leases presented as right-of-use assets and lease liabilities and net of investment in a joint venture accounted for using the equity method. Net tangible book value per ADS represents the amount of our total tangible assets less our total liabilities, net of leases presented as right-of-use assets and lease liabilities, divided by 5,839,664, which is the number of ADSs representing the total number of Common Shares outstanding as of December 31, 2025 based on the ratio of eight Common Shares to each ADS.

After giving effect to the sale of the ADSs offered by us in this offering and after deducting placement agent fees and offering expenses payable by us, our as adjusted net tangible book value estimated as of December 31, 2025 would have been approximately $8.489 million, representing $1.360 per ADS. At the assumed public offering price for this offering of $10.00 per ADS, this represents an immediate increase in historical net tangible book value of $0.513 per ADS to existing shareholders and an immediate dilution in net tangible book value of $8.64 per ADS to purchasers of the ADSs in this offering. Dilution for this purpose represents the difference between the price per ADS paid by these purchasers and as adjusted net tangible book value per Common Share immediately after the completion of this offering.

The following table illustrates this dilution on a per ADS basis:

Public offering price per ADS		$10.00
Historical net tangible book value per ADS as of December 31, 2025	$0.847
Increase in net tangible book value per ADS attributable to this offering	$0.513
As adjusted net tangible book value per ADS after offering		$1.360
Dilution in tangible book value per ADS to the Investor		$8.640

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering 400,000 ADSs and Warrants to purchase up to 300,000 ADSs in this offering. We are also registering the ADSs issuable from time to time upon the exercise of the Warrants offered hereby.

American Depositary Shares

A description of the material terms and provisions of our ADSs are described in Form 8-A, File No. 001-40554, filed with the SEC on June 28, 2021, as amended by Exhibit 2.3 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, incorporated by reference herein.

Warrants

The following summary of certain terms and provisions of the Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Warrant, the form of which was filed as Exhibit 4.1 to our Form 6-K, filed on June 26, 2026 and incorporated by reference herein. The Investor should carefully review the terms and provisions of the form of Warrant for a complete description of the terms and conditions of the Warrants.

Duration and Exercise Price. Each Warrant offered hereby will have an initial exercise price per ADS equal to $12.00 (or SEK 116.76 per ADS). The Warrants will be immediately exercisable upon issuance and will expire on the third anniversary of the original issuance date. The exercise price and number of ADSs issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our Common Shares or ADSs and the exercise price.

Exercisability. The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of Common Shares underlying the Warrants purchased upon such exercise. A holder (together with its affiliates) may not exercise any portion of the Warrant to the extent that the holder would own more than 4.99% (or 9.99% at the election of the Investor, prior to the issuance of any Warrants), of the outstanding Common Shares underlying the ADSs immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of beneficial ownership of outstanding shares after exercising the holder’s Warrants up to 9.99% of the number of our shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. Purchasers of Warrants in this offering may also elect prior to the issuance of the Warrants to have the initial exercise limitation set at 9.99% of our outstanding Common Shares underlying the ADSs.

In the event that the issuance of ADSs to the holder upon exercise of the Warrant results in the holder, together with the Attribution Parties (as defined in the Warrant), collectively being deemed to beneficially own, in the aggregate, more than the Beneficial Ownership Limitation, the number of ADSs so issued by which the aggregate Beneficial Ownership of the Holder and its Attribution Parties exceeds such limitation (the “Excess Shares”) shall be deemed to be null and void and shall be cancelled ab initio, and the holder and/or the Attribution Parties shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, we shall return to the holder the exercise price paid by the holder for the Excess Shares and the holder shall return the Excess Shares to us.

Fractional Shares. No fractional Common Shares or ADSs underlying the Warrants or scrip representing fractional shares will be issued upon the exercise of the Warrants. Rather, the number of Common Shares or ADSs to be issued will, at our election, either be rounded up to the next whole share or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Transferability. Subject to applicable laws, a Warrant may be transferred at the option of the holder upon surrender of the Warrant to us together with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes payable upon such transfer.

Trading Market. There is no trading market available for the Warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the Warrants on any securities exchange or nationally recognized trading market. Without a trading market, the liquidity of Warrants will be extremely limited. The ADSs issuable upon exercise of the Warrants are currently traded on Nasdaq.

Right as a Shareholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of our ADSs, the holder of the Warrants does not have the rights or privileges of holders of the Common Shares or ADSs, including any voting rights, until they exercise their Warrants. The Warrants will provide that holder has the right to participate in distributions or dividends paid on Common Shares.

Fundamental Transaction. In the event of a fundamental transaction, as described in the Warrants and generally including (i) our merger or consolidation with or into another person, (ii) the sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of our assets in one or a series of related transactions, (iii) any direct or indirect purchase offer, tender offer or exchange offer pursuant to which holders of the Common Shares (including any Common Shares underlying the ADSs) are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of our outstanding Common Shares (including any Common Shares underlying the ADSs) or 50% or more of the voting power of our common equity, (iv) any reclassification, reorganization or recapitalization of our Common Shares (including any Common Shares underlying the ADSs) or any compulsory share exchange pursuant to which the Common Shares (including any Common Shares underlying the ADSs) are effectively converted into or exchanged for other securities, cash or property or (v) we directly or indirectly, in one or more related transactions consummates a share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another person or group of persons whereby such other person or group acquires 50% or more of the outstanding Common Shares (including any Common Shares underlying the ADSs) or 50% or more of the voting power of our common equity, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction on a net exercise basis.

PLAN OF DISTRIBUTION

We have entered into a placement agency agreement, dated as of June 25, 2026, with Maxim Group LLC, or Maxim, as sole placement agent, or the placement agent. Subject to the terms and conditions contained in the placement agency agreement, Maxim has agreed to act as placement agent in connection with the sale of the ADSs.

The placement agent may engage selected dealers to assist in the placement of the ADSs. The placement agent is not purchasing or selling any of the ADSs offered by us under this prospectus supplement and the accompanying prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of ADSs. The placement agent has agreed to use reasonable best efforts to arrange for the sale of the ADSs. There is no required minimum number of ADSs that must be sold as a condition to completion of this offering. The purchase price for the ADSs has been determined based upon arm’s-length negotiations between the investors and us.

The placement agency agreement provides that the obligations of the placement agent and the investors of the ADSs are subject to certain conditions precedent, including, among other things, the absence of any material adverse change in our business and the receipt of customary legal opinions, letters and certificates. The placement agency agreement also provides that we will indemnify the placement agent against specified liabilities, including liabilities under the Securities Act.

We currently anticipate that the closing of the sale of the ADSs and Warrants offered hereby will be completed on the closing date specified on the cover page of this prospectus supplement, subject to customary closing conditions, which will be the second business day following the date of the pricing of the securities (this settlement cycle being referred to as T+1). Under Rule 15c6-1(a) of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities on any date prior to two business days before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement, by virtue of the fact that the securities initially may settle in T+1.

Upon closing, we will deliver to each investor delivering funds the number of ADSs purchased by such investor through the facilities of The Depository Trust Company.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by the placement agent and any profit realized on the resale of the ADSs sold by the placement agent while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of ADSs by the placement agent acting as principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Fees and Expenses

We have engaged Maxim as our exclusive Placement Agent in connection with this offering. This offering is being conducted on a “best efforts” basis and the Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the Placement Agent fees set forth in the table below.

	Per ADS	Total
Offering price	$10.00	$4,000,000.00
Placement agent’s fees(1)	$0.60	$240,000.00
Proceeds, before expenses, to us	$9.40	$3,760,000.00

(1)	Represents a 6.0% cash fee we have agreed to pay the placement agent. We have also agreed to pay the placement agent an expense reimbursement.

We have also agreed to reimburse the placement agent for certain fees and disbursements incurred by them in connection with this offering in an amount of up to $35,000.

We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent’s fees and expenses, will be approximately $220,000, which includes legal and printing costs, various other fees and the reimbursement of the placement agent’s expenses.

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the Placement Agent or by an affiliate. Other than this prospectus supplement and the accompanying prospectus, the information on the Placement Agent’s website and any information contained in any other website maintained by the Placement Agent is not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the Placement Agent, and should not be relied upon by investors.

Indemnification

We have agreed to indemnify Maxim Group LLC against specified liabilities, including liabilities under the Securities Act, and to contribute to payments Maxim Group LLC may be required to make in respect thereof.

Lock-Up Agreements

Under the placement agency agreement, we have agreed not to enter into any agreement to issue or announce the issuance or proposed issuance of any ADSs, Common Shares or Common Share equivalents for a period of 45 days following the closing of the offering, subject to certain customary exceptions. In addition, we have agreed to not issue any securities that are subject to a price reset based on the trading prices of our Common Shares (referred to in the placement agency agreement as a “variable rate transaction”) or upon a specified or contingent event in the future or enter into any agreement to issue securities at a future determined price for a period of 60 days following the closing date of this offering, subject to certain exceptions.

Certain Relationships

The placement agent and its affiliates may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us in the ordinary course of their business, for which they may receive customary fees and commissions. In addition, from time to time, the placement agent and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. However, except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.

Listing

Our ADSs are listed on the Nasdaq Capital Market under the symbol “WAVE.”

Depositary Bank

The Depositary for the ADSs to be issued in this offering is The Bank of New York Mellon.

Foreign Regulatory Restrictions on Purchase of Securities Offered Hereby Generally

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus supplement and accompanying prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus supplement and accompanying prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Other

The placement agency agreement is included as an exhibit to a Form 6-K that we filed with the SEC and that is incorporated by reference into the registration statements of which this prospectus supplement forms a part.

LEGAL MATTERS

The validity of the ADSs and the ADSs issuable upon exercise of the Warrants offered hereby and certain matters of Swedish law will be passed upon for us by Setterwalls Advokatbyrå AB, Stockholm, Sweden. The binding obligation of the Warrants offered hereby under New York State law and certain matters of U.S. federal securities law relating to this offering will be passed upon for us by Lucosky Brookman LLP, Woodbridge, New Jersey. Ellenoff Grossman & Schole LLP, New York, New York acted as counsel to the placement agent.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2025 have been so incorporated in reliance on the report of Kesselman & Kesselman, a member of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form F-3 filed by us with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits thereto filed with the SEC. For further information with respect to us and the securities offered hereby, you should refer to the complete registration statement on Form F-3, which may be obtained from the locations described above. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we will file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and may furnish to the SEC, on Form 6-K, unaudited interim financial information.

You can review our SEC filings and the registration statements by accessing the SEC’s internet site at http://www.sec.gov. We maintain a corporate website at https://www.ecowavepower.com/. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed with or furnished to the SEC by us are incorporated by reference in this prospectus supplement and the accompanying prospectus:

●	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on March 12, 2026; and

●	our Reports on Form 6-K, submitted to the SEC on March 17, 2026 (with respect to the first through fourth paragraphs, sixth paragraph, seventh paragraph, ninth and tenth paragraphs, and the section titled “Forward-Looking Statements”); March 23, 2026 (with respect to the first through fourth paragraphs, fifth through eighth paragraphs, and the section titled “Forward-Looking Statements”); March 31, 2026 (with respect to the first through ninth paragraphs (inclusive of all bullet points included in the eighth paragraph), eleventh through fourteenth paragraphs, and the section titled “Forward-Looking Statements”); April 7, 2026 (with respect to the first through fourth paragraphs, seventh paragraph, ninth through eleventh paragraphs, thirteenth paragraph, and the section titled “Forward-Looking Statements”); May 4, 2026 (with respect to the first and second paragraphs, sixth through eighth paragraphs, and the section titled “Forward-Looking Statements”); May 7, 2026 (with respect to the first and second paragraphs and the sections titled “Management Commentary,” “First quarter 2026 Financial Overview,” “Forward-Looking Statements,” the Company’s “Condensed Consolidated Statements of Financial Position (Unaudited),” and the Company’s “Condensed Consolidated Statements of Loss (Unaudited)”); May 18, 2026 (with respect to the first through seventh paragraphs (inclusive of all bullet points included in the third paragraph), ninth and tenth paragraphs, and the section titled “Forward-Looking Statements”); May 28, 2026; June 2, 2026 (with respect to the first through fifth paragraphs, seventh paragraph, and the section titled “Forward-Looking Statements”); June 8, 2026 (with respect to the first through tenth paragraphs, thirteenth and fourteenth paragraphs, and the section titled “Forward-Looking Statements”); June 24, 2026 (with respect to the first paragraph, the first five paragraphs under the subheading “Eco Wave Power Turns Waves Into Watts With NVIDIA AI Infrastructure and Digital Twins,” the first two paragraphs under the subheading “Ocean Powered Data Centers on the Horizon,” and the section titled “Forward-Looking Statements”) and June 26, 2026; and

●	the description of our securities contained in Form 8-A, File No. 001-40554, filed with the SEC on June 28, 2021, as amended by Exhibit 2.3 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, including any further amendments or reports filed for the purpose of updating such description.

All subsequent Annual Reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of this offering shall be deemed to be incorporated by reference to this prospectus supplement and the accompanying prospectus and to be a part hereof and thereof from the date of filing of such documents. We may also incorporate any Form 6-K subsequently submitted by us to the SEC prior to the termination of this offering by identifying in such Forms 6-K that they are being incorporated by reference herein and in the accompanying prospectus, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein and in the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein and in the accompanying prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

The information we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC that is incorporated by reference will automatically update and supersede the information contained in this prospectus supplement and the accompanying prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at Eco Wave Power Global AB (publ), 52 Derech Menachem Begin St., Tel Aviv-Yafo, Israel 6713701. Attention: Aharon Yehuda, Chief Financial Officer, telephone number: +972-3-509-4017.

PROSPECTUS

$50,000,000

Common Shares Represented by American Depositary Shares

Warrants

Units

We may offer and sell from time to time in one or more offerings up to a total amount of $50,000,000 of common shares represented by American Depositary Shares, or ADSs, warrants, or the Warrants, or units comprising a combination of ADSs and warrants. We refer to the ADSs, the Warrants, and the ADSs issued or issuable upon exercise of the Warrants, collectively, as the securities. Each ADS represents eight of our common shares, or the Common Shares, no par value. Each time we sell securities pursuant to this prospectus, we will provide in a supplement to this prospectus the price and any other material terms of any such offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with each offering. Any prospectus supplement and related free writing prospectuses may also add, update or change information contained in the prospectus. You should read this prospectus, any applicable prospectus supplement and related free writing prospectuses, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in the securities.

Our ADSs are currently traded in the United States on the Nasdaq Capital Market, or Nasdaq, under the symbol “WAVE”. On November 22, 2023, the last reported sale price of our ADSs was $1.64 per ADS.

On November 22, 2023, the aggregate market value of our common equity held by non-affiliates was $7,749,954, based on 2,598,912 ADSs outstanding and a per ADS price of $2.982 based on the last reported sale price of ADSs on October 9, 2023. We have not offered any securities pursuant to General Instruction I.B.5 on Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Investing in the securities involves a high degree of risk. Risks associated with an investment in the securities will be described in any applicable prospectus supplement and are and will be described in certain of our filings with the Securities and Exchange Commission, or the SEC, as described in “Risk Factors” beginning on page 3 of this prospectus and in our latest Annual Report on Form 20-F, which is incorporated by reference into this prospectus.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and are subject to reduced public company reporting requirements.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, or through a combination of such methods, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of the securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed on completeness or the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 6, 2023

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may offer from time to time up to an aggregate of $50,000,000 of Common Shares represented by ADSs, Warrants or units comprising a combination of ADSs and Warrants in one or more offerings. We sometimes refer to the ADSs, Warrants and units as the “securities” throughout this prospectus.

Each time we sell securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of such offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with such offering. The prospectus supplement and any related free writing prospectuses may also add, update or change information contained in this prospectus. You should read carefully both this prospectus, the applicable prospectus supplement, the documents incorporated by reference into this prospectus and any related free writing prospectus together with additional information described below under “Where You Can Find More Information and Incorporation of Certain Information by Reference” before buying the securities being offered.

This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. For further information about us or the securities, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information and Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus, a prospectus supplement and related free writing prospectuses. Neither we, nor any agent, underwriter or dealer has authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement or related free writing prospectuses is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, unless the context provides otherwise, “we,” “us,” “our,” the “Company” and “EWPG” refer to Eco Wave Power Global AB (publ), after the date that it acquired its operating subsidiary, Eco Wave Power Ltd., or EWP Israel

Our functional currency is the Swedish Kronor. Our reporting currency is the U.S. dollar. Unless otherwise expressly stated or the context otherwise requires, references in this prospectus to “dollars,” “USD” or “$” mean U.S. dollars, references to “SEK” are to the Swedish Kronor and references to “NIS” are to the New Israeli Shekel. Unless otherwise indicated, certain SEK amounts contained in this prospectus have been translated into U.S. dollars at the applicable exchange rate on the dates of the transactions using the exchange rates provided by the Sveriges RiksBank, the central bank of Sweden. These translations should not be considered representations that any such amounts have been, could have been or could be converted into USD at that or any other exchange rate as of that or any other date.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them. Our historical consolidated financial statements present the consolidated results of operations of Eco Wave Power Global AB (publ) and its majority-owned subsidiaries.

This prospectus includes statistical, market and industry data and forecasts which we obtained from publicly available information and independent industry publications and reports that we believe to be reliable sources. These publicly available industry publications and reports generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy or completeness of the information. Although we believe that these sources are reliable, we have not independently verified the information contained in such publications. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.”

We report under International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or the IASB. None of the financial statements were prepared in accordance with generally accepted accounting principles in the United States.

ABOUT Eco Wave Power Global AB (publ)

This summary highlights information contained in the documents incorporated herein by reference. Before making an investment decision, you should read the entire prospectus, and our other filings with the SEC, including those filings incorporated herein by reference, carefully, including the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

We are a wave energy company primarily engaged in the development of a smart and cost-efficient wave energy conversion, or WEC, technology that converts ocean and sea waves into clean electricity. Our corporate mission is to revolutionize energy production with our proprietary wave technology, and to become a leader in the renewable energy industry, which, according to an analysis by Frost & Sullivan, is expected to see $3.4 trillion in new investment in the next decade. Our WEC technology is implemented onshore or nearshore, as opposed to offshore systems, and draws energy from incoming waves by converting the rising and falling motion of the waves into a clean energy generation process.

In addition to our WEC technology, we are also building out a pipeline of ancillary technology services that we may provide to our customers and other parties, such as other companies and research institutions. These services currently include feasibility studies for potential clients of our WEC technology. We are also developing a smart Wave Power Verification, or WPV, software, intended to provide real-time production verification that is expected to allow preventative-predictive and corrective measures to be taken. We believe that by providing these complementary services, we will be better positioned to be a leader of the wave energy industry.

We are a company incorporated in Sweden in 2019.  Our American Depository Shares are currently traded in the United States on the Nasdaq Capital Market under the symbol “WAVE”.

Corporate Information

Our principal executive offices are located at 52 Derech Menachem Begin St., Tel Aviv-Yafo, Israel 6713701. Our telephone number in Israel is +972-3-509-4017. Our website address is https://www.ecowavepower.com/. The information contained on our website or available through our website is not incorporated by reference into and should not be considered a part of this prospectus.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and under “Item 3. Key Information - D. Risk Factors,” in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances.

The risks so described are not the only risks facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

Risks Related to Our Operations in Israel

Our headquarters and other significant operations are located in Israel, and, therefore, our results may be adversely affected by political, economic and military instability in Israel, including the recent attack by Hamas and other terrorist organizations from the Gaza Strip and Israel’s war against them.

Our executive office and one of our research and development facilities are located in Israel. In addition, the majority of our key employees and officers are residents of Israel.  If these or any future facilities in Israel were to be damaged, destroyed or otherwise unable to operate, whether due to war, acts of hostility, earthquakes, fire, floods, hurricanes, storms, tornadoes, other natural disasters, employee malfeasance, terrorist acts, pandemics, power outages or otherwise, or if performance of our research and development is disrupted for any other reason, such an event could delay commercialization of our products, and if we choose to manufacture all or any part of them internally, jeopardize our ability to manufacture our products as promptly as our prospective customers will likely expect, or possibly at all. If we experience delays in achieving our development objectives, or if we are unable to manufacture products within a timeframe that meets our prospective customers’ expectations, our business, prospects, financial results and reputation could be harmed.

Political, economic and military conditions in Israel may directly affect our business. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and groups in its neighboring countries, Hamas (an Islamist militia and political group that has historically controlled the Gaza Strip) and Hezbollah (an Islamist militia and political group based in Lebanon). Any hostilities involving Israel, terrorist activities, political instability or violence in the region could adversely affect our business, results of operations and the market price of our securities.

On October 7, 2023, Hamas terrorists infiltrated Israel’s border with the Gaza Strip and conducted a series of attacks on civilian and military targets. Hamas has also launched extensive rocket attacks on Israeli population and industrial centers located along Israel’s border with the Gaza Strip and in other areas within the State of Israel. These attacks have resulted in extensive deaths, injuries and kidnapping. Following the attack, Israel’s security cabinet declared war against Hamas and a military campaign against these terrorist organizations commenced in parallel to their continued rocket and terror attacks.

The intensity and duration of Israel’s current war against Hamas is difficult to predict, as are such war’s implications on our business and operations and implications on Israel’s economy in general. While none of our facilities or infrastructure have been damaged nor have our supply chains been impacted since the war broke out on October 7, 2023, the import and export of goods may experience disruptions in and out of Israel as a result of such military conflict. In addition, periodic rocket attacks from Hamas or other terrorist organizations may lead to our employees needing to shelter-in-place during such attacks. This has disrupted the ability of our employees and contractors to access our EDF EWP One pilot project located at Jaffa Port in Israel on a regular basis. The potential deterioration of Israel’s economy, as a direct and indirect result of these terrorist attacks and the military campaign that has resulted from them, may have a material adverse effect on us and our ability to effectively conduct our operations.

Further, our operations could be disrupted by the obligations of our employees to perform military service. As of November 22, 2023, we had 12 full-time employees and several key subcontractors based in Israel. Of these employees and subcontractors, some may be military reservists, and may be called upon to perform military reserve duty of up to 36 days per year (and in some cases more) until they reach the age of 40 (and in some cases, up to the age of 45 or older). In connection with the Israeli security cabinet’s declaration of war against Hamas and possible hostilities with other organizations, several hundred thousand Israeli military reservists were drafted to perform immediate military service. Even though none of our employees have been called up for service in the current war, certain employees of some of our subcontractors have been called up for military service. Their absences for an extended period of time may cause certain delays to our operations in Israel which, in turn, may materially and adversely affect our business, prospects, financial condition and results of operations

Following the attack by Hamas on Israel, Hezbollah in Lebanon has also launched missile, rocket, and shooting attacks against Israeli military sites, troops, and towns in northern Israel. In response to these attacks, the Israel Defense Forces has carried out targeted strikes on sites belonging to Hezbollah in southern Lebanon. It is possible that other terrorist organizations, including Palestinian military organizations in the West Bank, as well as other hostile countries, such as Iran, will join the hostilities. Such hostilities may include terror and missile attacks. Any hostilities involving Israel or the interruption or curtailment of trade between Israel and its trading partners could adversely affect our operations and results of operations. Our commercial insurance does not cover losses associated with war and terrorism. Although the Israeli government currently covers the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, we cannot assure you that this government coverage will be maintained or that it will sufficiently cover our potential damages. Any losses or damages incurred by us could have a material adverse effect on our business. Any armed conflicts or political instability in the region would likely negatively affect business conditions and could harm our results of operations.

Further, in the past, the State of Israel and Israeli companies have been subjected to economic boycotts, divestment and sanctions from state and non-state actors. Several countries, principally in the Middle East, restrict doing business with Israel and companies located in Israel. These restrictive laws and policies could expand in number and scope whether as a result of the current war or otherwise and may have an adverse impact on our operating results, financial condition and expansion of our business. As a result, our relationships with customers or potential customers located in jurisdictions that restrict doing business with Israel, or that may reduce diplomatic relations with Israel, may potentially be impaired and any current projects with such counterparties may be delayed, paused, or rescinded. An interruption or curtailment of trade between Israel and its trading partners could adversely affect our business, results of operations and the market price of our securities.

The Israeli government has pursued extensive changes to Israel’s judicial system. In response to the foregoing developments, individuals, organizations and institutions, both within and outside of Israel, have voiced concerns that the proposed changes may negatively impact the business environment in Israel due in part to the reluctance of foreign investors to invest or transact business in Israel, increased volatility in foreign exchange rates involving the Israeli new shekel, downgrades in the credit rating of Israel, increased volatility in securities markets, and other changes in macroeconomic conditions. All of these risks have been compounded by the current war against Hamas. To the extent that any of these negative developments do occur, they may have an adverse effect on our business, our results of operations and our ability to raise additional funds, if deemed necessary by our management and board of directors.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains and any prospectus supplement may contain, and certain information incorporated by reference in this prospectus and any prospectus supplement may contain, “forward-looking statements”. Forward-looking statements are often characterized by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “continue,” “believe,” “should,” “intend,” “project” or other similar words, but are not the only way these statements are identified.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, expected capital needs and expenses, statements relating to the research, development, completion and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	our ability to successfully enter new markets, manage our international expansion and comply with any applicable laws and regulations;

●	the timing for the commercialization of our WEC technology, including the timing, cost, regulatory approvals or other aspects related thereto;

●	our ability to generate revenue from our WEC technology and ancillary services, such as feasibility studies or our WPV software;

●	our expectations regarding the supply of components and manufacturing of our products;

●	the ability of our WEC technology to generate commercial amounts of energy and its perceived benefits versus other solutions;

●	the successful development of the WPV software;

●	the implementation of solar panels into our WEC technology

●	our estimates regarding anticipated expenses, capital requirements and our needs for additional financing;

●	our expectations with regards to the receipt of funds pursuant to existing and future grants;

●	our ability to compete with other companies in our industry;

●	the receipt of any government subsidies or feed-in-tariffs;

●	our research and development and growth strategies and marketing plans;

●	our ability to comply with environmental laws and to adapt to changes in laws, regulations or policies of governmental agencies or regulators relating to the utilization of our WEC technology;

●	the ability of our management team to lead the development and commercialization of our WEC technology;

●	our estimates of the size of our market opportunities;

●	issuance of patents to us by the United States Patent and Trademark Office, or the U.S. PTO, and other governmental patent agencies;

●	the effects of the COVID-19 pandemic on our business, global supply chains and the economy;

●	general market, political and economic conditions in the countries in which we operate including those related to recent unrest and actual or potential armed conflict in Israel and other parts of the Middle East, such as the recent attack by Hamas and other terrorist organizations from the Gaza Strip and Israel’s war against them; and

●	those factors referred to in “Item 3. Key Information – D. Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects”, as well as in our annual report on Form 20-F generally.

Readers are urged to carefully review and consider the various disclosures made throughout this prospectus and any prospectus supplement, which are designed to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

You should not put undue reliance on any forward-looking statements. Any forward-looking statements are made as of the date hereof, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

capitalization

The following table sets forth our cash and cash equivalents and our capitalization as of June 30, 2023:

You should read this table in conjunction with “Item 5. Operating and Financial Review and Prospects” and our financial statements and related notes included in our 2022 Annual Report, filed with the SEC on April 27, 2023, and our unaudited financial results as of and for the six months ended June 30, 2023, filed with the SEC on September 27, 2023, which are incorporated by reference herein.

U.S. dollars in thousands	As of June 30, 2023
Cash and cash equivalents	$4,051

Total liabilities	2,214

Shareholders’ equity:
Share capital	98
Share premium	23,121
Foreign currency translation reserve	(2,539)
Accumulated deficit	(12,143)
Total equity	$8,537
Total capitalization	$10,751

USE OF PROCEEDS

Unless otherwise set forth in the related prospectus supplement or, if applicable, the pricing supplement, we intend to use the net proceeds from the sale of securities offered through this prospectus for general corporate purposes, which include financing our operations, capital expenditures and business development. The specific purpose of any individual issuance of securities will be described in the related prospectus supplement.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.

We may sell from time to time, in one or more offerings, ADSs, Warrants to purchase ADSs or units comprising a combination of ADSs and Warrants.

In this prospectus, we refer to the ADSs and Warrants to purchase the ADSs and units that may be offered by us collectively as “securities.” The total dollar amount of all securities that we may sell under this prospectus will not exceed $50,000,000. The actual price per share of the shares that we will offer, or per security of the securities that we will offer, pursuant hereto will depend on a number of factors that may be relevant as of the time of offer.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

American Depositary Shares

The Bank of New York Mellon, as depositary, will register and deliver the ADSs. Each ADS will represent 8 common shares (or a right to receive 8 common shares) deposited with Skandinaviska Enskilda Banken AB, as custodian for the depositary in Sweden. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The deposited shares together with any other securities, cash or other property held by the depositary are referred to as the deposited securities. The depositary’s office at which the ADSs will be administered and its principal executive office are located at 240 Greenwich Street, New York, New York 10286.

You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, or DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Swedish law governs shareholder rights. Swedish law governs shareholder rights. The depositary will be the holder of the shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs, sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of shares your ADSs represent.

Cash. The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See “Taxation.” The depository will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

Shares. The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.

Rights to purchase additional shares. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders, or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of shares, new ADSs representing the new shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

Other Distributions. The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs to the depositary for the purpose of withdrawal. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. However, the depositary is not required to accept surrender of ADSs to the extent it would require delivery of a fraction of a deposited share or other security. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do you vote?

ADS holders may instruct the depositary how to vote the number of deposited shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of Sweden and the provisions of our articles of association or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.

Except by instructing the depositary as described above, you won’t be able to exercise voting rights unless you surrender your ADSs and withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if your shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 30 days in advance of the meeting date.

Fees and Expenses

Persons depositing or withdrawing shares or ADS holders must pay:	For:

$5.00 (or less) per 100 ADSs (or portion of 100 ADSs).

Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property.

Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates.

$.05 (or less) per ADS.	Any cash distribution to ADS holders.

A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs.	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders.

$.05 (or less) per ADS per calendar year.	Depositary services.

Registration or transfer fees.	Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares.

Expenses of the depositary.	Cable (including SWIFT) and facsimile transmissions (when expressly provided in the deposit agreement). Converting foreign currency to U.S. dollars.

Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes.	As necessary.

Any charges incurred by the depositary or its agents for servicing the deposited securities.	As necessary.

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.

The depositary may convert currency itself or through any of its affiliates, or the custodian or we may convert currency and pay U.S. dollars to the depositary. Where the depositary converts currency itself or through any of its affiliates, the depositary acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained by it or its affiliate in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligation to act without negligence or bad faith. The methodology used to determine exchange rates used in currency conversions made by the depositary is available upon request. Where the custodian converts currency, the custodian has no obligation to obtain the most favorable rate that could be obtained at the time or to ensure that the method by which that rate will be determined will be the most favorable to ADS holders, and the depositary makes no representation that the rate is the most favorable rate and will not be liable for any direct or indirect losses associated with the rate. In certain instances, the depositary may receive dividends or other distributions from the us in U.S. dollars that represent the proceeds of a conversion of foreign currency or translation from foreign currency at a rate that was obtained or determined by us and, in such cases, the depositary will not engage in, or be responsible for, any foreign currency transactions and neither it nor we make any representation that the rate obtained or determined by us is the most favorable rate and neither it nor we will be liable for any direct or indirect losses associated with the rate.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities

The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do so by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.

If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.

If there is any change in the deposited securities such as a subdivision, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and practical to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.

If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender or of those ADSs or cancel those ADSs upon notice to the ADS holders.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if:

●	90 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

●	we delist the ADSs from an exchange in the United States on which they were listed and do not list the ADSs on another exchange in the United States or make arrangements for trading of ADSs on the U.S. over-the-counter market;

●	the depositary has reason to believe the ADSs have become, or will become, ineligible for registration on Form F-6 under the Securities Act of 1933;

●	we appear to be insolvent or enter insolvency proceedings;

●	all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

●	there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

●	there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.

After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities or reverse previously accepted surrenders of that kind that have not settled if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

●	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith, and the depositary will not be a fiduciary or have any fiduciary duty to holders of ADSs;

●	are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its ability to prevent or counteract with reasonable care or effort from performing our or its obligations under the deposit agreement;

●	are not liable if we or it exercises discretion permitted under the deposit agreement;

●	are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

●	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

●	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person;

●	are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

●	the depositary has no duty to make any determination or provide any information as to our tax status, and neither we nor the depositary have any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding ADSs or be liable for the inability or failure of an ADS holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the depositary may require:

●	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

●	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

●	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Shares Underlying your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying shares at any time except:

●	when temporary delays arise because: (1) the depositary has closed its transfer books or we have closed our transfer books; (2) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (3) we are paying a dividend on our shares;

●	when you owe money to pay fees, taxes and similar charges; or

●	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, or DRS, and Profile Modification System, or Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is a feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder communications; inspection of register of holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Jury Trial Waiver

The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law. You will not, by agreeing to the terms of the deposit agreement, be deemed to have waived our or the depositary’s compliance with U.S. federal securities laws or the rules and regulations promulgated thereunder.

Warrants

We may issue Warrants independently or together with any other securities offered by any prospectus supplement and the Warrants may be attached to or separate from those securities. We will evidence each series of Warrants by warrant certificates that we may issue under a separate agreement or other evidence. Any series of Warrants may be issued under a separate warrant agreement, which may be entered into between us and a warrant agent specified in an applicable prospectus supplement relating to a particular series of warrants. Any such warrant agent will act solely as our agent in connection with the Warrants of such series and will not assume any obligation or relationship of agency or trust with any of the holders of the Warrants. We may also choose to act as our own warrant agent. We will set forth further terms of the Warrants and any applicable warrant agreements in the applicable prospectus supplement relating to the issuance of any warrants, including, where applicable, the following:

●	the title of the Warrants;

●	the aggregate number of the Warrants;

●	exchange distributions and/or secondary distributions;

●	the number of securities purchasable upon exercise of the Warrants;

●	the designation and terms of the securities, if any, with which the Warrants are issued, and the number of the Warrants issued with each such offered security;

●	the date, if any, on and after which the Warrants and the related securities will be separately transferable;

●	the price at which, and form of consideration for which, each security purchasable upon exercise of the Warrants may be purchased;

●	the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

●	if applicable, the date on and after which such Warrants and the related securities will be separately transferable;
●	the manner in which the Warrants may be exercised, which may include by cashless exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the Warrants;

●	the terms of any rights to redeem or call the Warrants;

●	any provisions for changes to or adjustments in the exercise price or number of ADSs issuable upon exercise of the Warrants;

●	information with respect to book-entry procedures, if any;

●	if applicable, a discussion of the material Swedish and U.S. income tax considerations applicable to the issuance or exercise of such Warrants;

●	the anti-dilution and adjustment of share capital provisions of the Warrants, if any;

●	the minimum or maximum amount of the Warrants which may be exercised at any one time;

●	any circumstances that will cause the Warrants to be deemed to be automatically exercised; and

●	any other material terms of the Warrants.

Units

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. As specified in the applicable prospectus supplement, we may issue units consisting of ADSs, Warrants or any combination of such securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date. The applicable prospectus supplement will describe:

●	the terms of the units and of the ADSs and/or Warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units or any arrangement with an agent that may act on our behalf in connection with the unit offering;

●	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

●	any material provisions of the governing unit agreement that differ from those described above.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find Additional Information.”

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following methods from time to time:

●	a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●	exchange distributions and/or secondary distributions;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	to one or more underwriters for resale to the public or to investors;

●	through agents;

●	in an “at the market offering,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions; or

●	through a combination of these methods of sale.

The securities that we distribute by any of these methods may be sold, in one or more transactions, at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to prevailing market prices; or

●	negotiated prices.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

●	the name or names of any agents, dealers or underwriters;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	the public offering price;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may also sell securities directly to one or more purchasers without using underwriters or agents.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on The Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

EXPENSES

We are paying all of the expenses of the registration of our securities under the Securities Act, including, to the extent applicable, registration and filing fees, printing and duplication expenses, administrative expenses, accounting fees and the legal fees of our counsel. We estimate these expenses to be approximately $29,980.00 which at the present time include the following categories of expenses:

SEC registration fee	$7,380.00
Legal fees and expenses	$12,000.00
Accounting fees and expenses	$10,000.00
Miscellaneous expenses	$600.00
Total	$29,980.00

In addition, we anticipate incurring additional expenses in the future in connection with the offering of our securities pursuant to this prospectus. Any such additional expenses will be disclosed in a prospectus supplement.

LEGAL MATTERS

Unless we tell you otherwise in the applicable prospectus supplement, certain legal matters will be passed upon for us by Sullivan & Worcester LLP, New York, New York with respect to matters of US federal securities and New York law and certain legal matters will be passed upon for us by Setterwalls Advokatbyrå AB, Sweden with respect to Swedish law and for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2022 have been so incorporated in reliance on the report of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement on Form F-3 filed by us with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits thereto filed with the SEC. For further information with respect to us and the securities offered hereby, you should refer to the complete registration statement on Form F-3, which may be obtained from the locations described above. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we will file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and may furnish to the SEC, on Form 6-K, unaudited interim financial information.

You can review our SEC filings and the registration statements by accessing the SEC’s internet site at http://www.sec.gov. We maintain a corporate website at http://www.scisparc.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

We maintain a corporate website at https://www.ecowavepower.com/. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The information incorporated by reference is an important part of this prospectus and information we file later with the SEC will automatically update and supersede this information.

The following documents filed with or furnished to the SEC by us are incorporated by reference in this prospectus:

●	our Annual Report on Form 20-F for the year ended December 31, 2022, filed on April 27, 2023;

●	our Reports of Foreign Private Issuer on Form 6-K filed on May 11, 2023 (first through sixth paragraphs and the section titled “Forward-Looking Statements”); May 31, 2023; June 7, 2023; June 22, 2023 (excluding the fourth and fifth paragraphs of Exhibit 99.1 only); June 29, 2023 (excluding the second paragraph of Exhibit 99.1 only); June 30, 2023; July 6, 2023 (excluding the fourth paragraph of Exhibit 99.1 only); July 11, 2023 (excluding the fourth and fifth paragraphs of Exhibit 99.1 only); August 15, 2023 (excluding the fourth paragraph of Exhibit 99.1 only); and September 27, 2023 (excluding the last five paragraphs of the section titled “Management Commentary” in Exhibit 99.3 only); and

●	the description of our securities contained in our Form 8-A filed on June 28, 2021 (File No. 001-40554), and including any further amendment or report filed for the purpose of updating such description.

All subsequent annual reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate part or all of any Form 6-K subsequently submitted by us to the SEC prior to the termination of the offering by identifying in such Forms 6-K that they, or certain parts of their contents, are being incorporated by reference herein, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at: Eco Wave Power Global AB (publ), 52 Derech Menachem Begin St., Tel Aviv-Yafo, Israel 6713701, Attention: Chief Financial Officer, telephone number: +972-3-509-4017.

Enforceability of civil liabilities

We are incorporated in and currently existing under the laws of Sweden. In addition, certain of our directors and officers reside outside of the United States and most of the assets of our subsidiaries are located outside of the United States. As a result, it may be difficult for investors to effect service of process on us or those persons in the United States or to enforce in the United States judgments obtained in U.S. courts against us or those persons based on the civil liability or other provisions of the U.S securities laws or other laws. In addition, uncertainty exists as to whether the courts of Sweden would:

●	recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liabilities provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in Sweden against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

The United States and Sweden currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Consequently, a final judgment for payment given by a court in the United States, whether or not predicated solely upon U.S. securities laws, would not automatically be recognized or enforceable in Sweden. In order to obtain a judgment which is enforceable in Sweden, the party in whose favor a final and conclusive judgment of the U.S. court has been rendered will be required to file its claim with a court of competent jurisdiction in Sweden. Such party may submit to the Swedish court the final judgment rendered by the U.S. court. This court will have discretion to attach such weight to the judgment rendered by the relevant U.S. court depending on the circumstances. Circumstances that may be relevant to the Swedish court in deciding to give conclusive effect to a final and enforceable judgment of such court in respect of the contractual obligations thereunder without re-examination or re-litigation of the substantive matters adjudicated upon include whether: (i) the court involved accepted jurisdiction on the basis of internationally recognized grounds to accept jurisdiction, (ii) the proceedings before such court are in compliance with principles of proper procedure, (iii) such judgment is not contrary to the public policy of Sweden and (iv) such judgment is not incompatible with a judgment given between the same parties by a Swedish court or with a prior judgment given between the same parties by a foreign court in a dispute concerning the same subject matter and based on the same cause of action, provided such prior judgment is fulfils the conditions necessary for it to be given binding effect in Sweden. Swedish courts may deny the recognition and enforcement of punitive damages or other awards. Moreover, a Swedish court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that they are necessary to compensate actual losses or damages.

Swedish civil procedure differs substantially from U.S. civil procedure in a number of respects. Insofar as the production of evidence is concerned, U.S. law and the laws of several other jurisdictions based on common law provide for pre-trial discovery, a process by which parties to the proceedings may prior to trial compel the production of documents by adverse or third parties and the deposition of witnesses. Evidence obtained in this manner may be decisive in the outcome of any proceeding. No such pre-trial discovery process exists under Swedish law.

Subject to the foregoing and service of process in accordance with applicable treaties, investors may be able to enforce in Sweden judgments in civil and commercial matters obtained from U.S. federal or state courts. However, no assurance can be given that those judgments will be enforceable. In addition, it is doubtful whether a Swedish court would accept jurisdiction and impose civil liability in an original action commenced in Sweden and predicated solely upon U.S. federal securities laws.

400,000 American Depositary Shares

Each Representing Eight Common Shares

Warrants to Purchase up to 300,000 American Depositary Shares

Each Representing Eight Common Shares

Up to 300,000 American Depositary Shares underlying such Warrants

Eco Wave Power Global AB (publ)

PROSPECTUS

Sole Placement Agent

Maxim Group LLC

June 25, 2026